Securities and Exchange Commission

                         Washington, DC  20549

                               Form 8-K

                            Current Report

                Pursuant to Section 13 to 15(d) of the
                     Securities Exchange Act 1934


                     Date of Report May 6, 1994
                   (Date of earliest event reported)




                California Energy Company, Inc.
        (Exact name of registrant as specified in its charter)




      Delaware             1-9874                  94-2213782
(State of other       (Commission File          (IRS Employer
jurisdiction of        Number)                  Identification No)
incorporation)



      10831 Old Mill Road       Omaha, Nebraska         68154
(Address of principal executive offices)               Zip Code



Registrant's Telephone Number, including area code: (402)330-8900



                           N/A
(Former name or former address, if changed since last report)

ITEM 5.  Other Events

      On May 6, 1994 the Registrant announced that David L. Sokol, its President and Chief Executive Officer, who is currently a Director, was named Chairman of the Board of Directors, succeeding to the vacancy created by the resignation of Richard
R. Jaros. Mr. Jaros, who is an Executive Vice President and Director of Peter Kiewit Sons', Inc.("Kiewit"), will remain a member of the Board of Directors of the Registrant. Kiewit owns approximately 36% of the voting stock of the Registrant on a
fully-diluted basis.   A copy of the press release issued by the
Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.



ITEM 7.  Financial Statements and Exhibits

      Exhibit 1 - Press Release dated May 6, 1994.

                               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                California Energy Company, Inc.



                                By:   /s/Steven A. McArthur
                                      Steven A. McArthur
                                      Senior Vice President

Dated:  May 6, 1994